Exhibit 8

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Subsidiary	Country of Incorporation	Interest Held	Percentage Interest

British Sky Broadcasting Limited	England and Wales	British Sky Broadcasting Group plc (“BSkyB”) and BSkyB Investments Limited hold 5,001,002 and 5,001,000 Ordinary Shares of £1 each, respectively	100%

Sky Television Limited	England and Wales	BSkyB holds 13,376,982 Ordinary Shares of £1 each	100%

British Interactive Broadcasting Holdings Limited (“BiB”)	England and Wales	BSkyB holds 651,960 Ordinary Shares of £1 each	100%

BSkyB Investments Limited	England and Wales	BSkyB holds 100 Ordinary Shares of £1 each	100%

BSkyB Finance UK plc	England and Wales	BSkyB and Sky Television Limited hold 49,999 and 1 Ordinary Share of £1 each, respectively	100%

Sky Subscribers Services Limited	England and Wales	BiB holds 3 Ordinary Shares of £1 each	100%

Sky Holdings Limited	England and Wales	BSkyB Finance UK plc holds 600 Ordinary Shares of £1 each	100%

Sky In-Home Service Limited	England and Wales	Ciel Bleu Limited a wholly owned subsidiary of BSkyB Limited and Sky Television Limited holds 1,576,000 Ordinary Shares of £1 each	100%

BSkyB Publications Limited	England and Wales	BSkyB Limited holds 2 Ordinary Shares of £1 each	100%

British Sky Broadcasting SA	Luxembourg	BSkyB Limited holds 12,500 Ordinary Shares of £12 each	100%

Sky Broadband SA	Luxembourg	BSkyB Limited holds 309 Ordinary Shares of £100 each, Sky Television Limited a wholly owned subsidiary of BSkyB holds 1 Ordinary Share of £100	100%

Sky Interactive Limited	England and Wales	BiB and BSkyB Limited hold 2 and 1 Ordinary Shares of £1 each, respectively	100%

Easynet Group Limited	England and Wales	Sky Holdings Limited holds 121,308,490 Ordinary Shares of 4p each	100%

Sky Ventures Limited	England and Wales	BSkyB Limited holds 912 Ordinary Shares of £1 each	100%

365 Media Group plc	England and Wales	Sky Holdings Limited holds 151.970,072 Ordinary Shares of 1p each	100%

Amstrad Satellite Products Limited	England and Wales	Amstrad plc holds 7 Ordinary Shares of £1 each. Amstrad plc is a wholly owned subsidiary of Sky Digital Supplies Limited and Sky Television Limited	100%